Exhibit 10.12

AMENDMENT TO THE ASHEVILLE SAVINGS BANK

SECOND AMENDED AND RESTATED

DIRECTORS AND OFFICERS DEFERRAL PLAN

This Amendment to the Second Amended and Restated Directors and Officers Deferral Plan (“Deferral Plan”) was approved and adopted by the Compensation Committee of the Asheville Savings Bank Board of Directors (the “Compensation Committee”) on June 21, 2011. Said amendment will be effective as of the effective date of the ASB Bancorp, Inc. initial public offering.

WITNESSETH THAT:

WHEREAS, Asheville Savings Bank (the “Bank”) maintains the Deferral Plan for the purpose of rewarding designated executive officers and members of the Board of Directors of the Bank for their contributions to the Bank; and

WHEREAS, the Compensation Committee wishes to amend the Deferral Plan to allow each plan participant to make a one-time election to transfer his or her benefits under the Deferral Plan into a trust for the new ASB Bancorp, Inc. Stock-Based Deferral Plan (“Stock Plan Trust”). The transferred funds will be used by the Stock Plan Trustee to purchase shares of ASB Bancorp, Inc. common stock in the ASB Bancorp, Inc. initial public offering; and

WHEREAS, Article 7 of the Deferral Plan permits the Bank to amend the plan at any time and from time to time.

NOW THEREFORE, BE IT RESOLVED that the Deferral Plan shall be, and hereby is, amended as follows:

Effective as of the effective date of the ASB Bancorp, Inc. initial public offering, the Deferral Plan shall be amended to add the following new Section P to Article 10 of the Deferral Plan:

“P.	One Time Election. Notwithstanding anything in this Plan to the contrary, a Participant may make a one time election to transfer all or a portion of his or her Deferred Compensation Account in this Plan to the ASB Bancorp, Inc. Stock-Based Deferral Plan. This election must be made no later than 30 days after the effective date of the ASB Bancorp, Inc. initial public offering. All account balances transferred to the ASB Bancorp, Inc. Stock-Based Deferral Plan Trust will be subject to the terms and conditions of the new Stock-Based Deferral Plan, with the exception of any vesting conditions or benefit/distribution elections made (if any) under this Plan, which will remain in full force and effect following the one-time transfer.”